As filed with the Securities and Exchange Commission on June 18, 2007

Registration No. 333-108404

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

POST-EFFECTIVE AMENDMENT UNDER

THE SECURITIES ACT OF 1933

ENPATH MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1533300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2300 Berkshire Lane North

Minneapolis, Minnesota

55441-4684

(763) 951-8181

(Address of Principal Executive Offices)

Scott P. Youngstrom

Chief Financial Officer

Enpath Medical, Inc.

15301 Highway 55 West

Plymouth, MN 55447

(Name, address, including zip code and

telephone number of agent for service)

(Name and address of agent for service)

(763) 559-2613

Telephone Number, Including Area Code, Of Agent For Service

EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement (333-108404) filed on Form S-4 with respect to the acquisition of assets by Enpath Medical, Inc. (formerly Medamicus, Inc).

On June 15, 2007 (the “Effective Date”), Enpath Medical, Inc., a Minnesota corporation (the “Company”) consummated the transactions contemplated by its Agreement and Plan of Merger, dated April 28, 2007 (the “Merger Agreement”) with Greatbatch, Ltd. (“Purchaser”), an indirect subsidiary of Greatbatch, Inc. (“Greatbatch”), and Chestnut Acquisition Corporation, a wholly owned subsidiary of Purchaser, pursuant to which the Company became a wholly-owned subsidiary of Purchaser. In accordance with the Merger Agreement, the Company’s prior common stock, par value $0.01 per share (the “Common Stock”), has been canceled and is no longer outstanding.

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company has terminated the offerings of the Company’s securities pursuant to the Registration Statement. Accordingly, pursuant to the undertakings contained in this Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment to the Registration Statement to deregister all the shares of the Company’s Common Stock registered and reserved for issuance under this Registration Statement that remained unissued as of the Effective Date.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on June 15, 2007.

ENPATH MEDICAL, INC.

By	/s/ John C. Hertig
John C. Hertig
Its Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 15, 2007.

Signature	Title

/s/ John C. Hertig	Chief Executive Officer
John C. Hertig

/s/ Scott P. Youngstrom	Chief Financial Officer
Scott P. Youngstrom

/s/ James D. Hartman	Director
James D. Hartman

/s/ Richard F. Sauter	Director
Richard F. Sauter

/s/ Thomas L. Auth	Director
Thomas L. Auth

/s/ Michael D. Dale	Director
Michael D. Dale

/s/ Albert Emola	Director
Albert Emola

/s/ Richard T. Schwarz	Director
Richard T. Schwarz

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